Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) is presented to illustrate the effects of the share exchange transaction (the “Transaction”) between StageWise Strategies Corp., a Nevada corporation (“StageWise”), and TEG SPV Group, a combined reporting entity comprising TEG SPV LLC and its subsidiaries (“TEG SPV”).

On September 18, 2026, Tourism and Entertainment Group LLC transferred 32% of its participatory interest in TEG SPV to Jakhongir Abidovich Artikkhodjaev. Also on September 18, 2026, Mr. Artikkhodjaev then transferred this participatory interest to Ms. Irodakhon Abduvakhitova.

On October 8, 2026, pursuant to a share exchange agreement (the “Agreement”) among StageWise Strategies Corp. (“Purchaser”), Tourism and Entertainment Group LLC (“TEG Parent”), Ms. Irodakhon Abduvakhitova (the “Individual Seller” and together with TEG Parent, the “Sellers”) and TEG SPV LLC, a limited liability company organized under the laws of the Republic of Uzbekistan, at the Closing (as defined below), the Sellers sold, transferred, conveyed, assigned and delivered to StageWise all of their participatory interests in the charter capital of TEG SPV (consisting of an approximate 67.99999012% participatory interest held by Tourism and Entertainment Group LLC and an approximate 32.00000000% participatory interest held by Ms. Irodakhon Abduvakhitova) — free and clear of all liens. A 0.00000988% participatory interest held by Wellmore LLC was not transferred or sold. In exchange, StageWise issued to the Sellers, an aggregate of 183,098,434 duly authorized, validly issued, fully paid and non-assessable shares of StageWise common stock (the “Exchange Shares”) allocated between TEG Parent and the Individual Seller in proportion to the respective portions of the participatory interests transferred by each of them (the “Exchange”). As a result of the Exchange, TEG SPV became a subsidiary of StageWise (the “Combined Company”), and the Sellers became stockholders of StageWise.

The closing of the Exchange (the “Closing”) took place on October 13, 2026, by electronic exchange of documents and signatures. Following the Closing, the parties are required to promptly complete the Uzbek notarization, translation and registration procedures necessary to effect the Registration Date, including delivering the notice required under Uzbek Law on Limited Liability Companies and filing the Company’s amended charter and related powers of attorney with the Uzbek registering authority.

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Release No. 33-10786, and reflects the application of “Transaction Accounting Adjustments” necessary to give pro forma effect to the Transaction and “Autonomous Entity Adjustments” because the condition in Rule 11-02(a)(6)(ii) of Regulation S-X is met, since TEG SPV was previously part of another entity and such presentation is necessary to reflect operations and the financial position of the Combined Company. No “Management’s Adjustments” depicting synergies or dis-synergies are presented, as management has not identified adjustments that are deemed reasonable and supportable at this time. Additionally, the Combined Company changed its fiscal year end to December 31 from StageWise’s previous fiscal year end of September 30. Accordingly, the pro forma financial statements have been prepared as if the Combined Company has a fiscal year end of December 31.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical unaudited condensed combined balance sheet of TEG SPV as of June 30, 2026 with the historical unaudited balance sheet of StageWise as of June 30, 2026, as if the Transaction had occurred on June 30, 2026.

The unaudited pro forma condensed combined statement of operations for the interim period ended June 30, 2026 combines the historical unaudited condensed combined statement of operations of TEG SPV for the six months ended June 30, 2026 with the historical unaudited statement of operations of StageWise for the six months ended June 30, 2026, as if the Transaction had occurred on the first day of the period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the historical audited statement of operations of StageWise for its fiscal year ended September 30, 2025 with the historical audited combined statement of operations of TEG SPV for the year ended December 31, 2025. Because TEG SPV’s fiscal year end of December 31 differs from that of StageWise by one fiscal quarter, STWI’s results for the year ended September 30, 2025 are used, without adjustment, in accordance with Regulation S-X 11-02(c)(3).

Autonomous Entity Adjustments are presented in the pro forma statements of operations because the condition set forth in Rule 11-02(a)(6)(ii) of Regulation S-X is met: TEG SPV was, prior to the Transaction, a privately held subsidiary of Tourism and Entertainment Group LLC, and its historical financial statements do not reflect the incremental costs TEG SPV will incur as an autonomous, SEC-reporting public company following the Transaction. See Note 4.

The Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Transaction been completed as of the dates indicated, nor is it indicative of future operating results or financial position of the Combined Company. The Pro Forma Financial Information should be read together with (i) the historical audited financial statements of TEG SPV and the related notes thereto, and (ii) the historical audited financial statements of StageWise as of and for the fiscal years ended September 30, 2025 and 2024 included in StageWise’s Annual Report on Form 10-K filed December 16, 2025, and StageWise’s unaudited interim financial statements as of and for the nine months ended June 30, 2026 included in StageWise’s Quarterly Report on Form 10-Q filed August 14, 2026.

Description of the Transaction

On June 5, 2026, Jakhongir Abidovich Artikkhodjaev, who serves as the ultimate beneficial owner of Tourism and Entertainment Group LLC, the parent company of TEG SPV, acquired 3,000,000 shares of StageWise common stock (approximately 74.2% of the then-outstanding shares) from StageWise’s former President and Chief Executive Officer and another stockholder for aggregate cash consideration of $750,000, as reported in StageWise’s Current Report on Form 8-K filed June 11, 2026. In connection with that transaction, StageWise’s board of directors and executive officers were replaced with individuals affiliated with Tourism and Entertainment Group LLC.

On June 30, 2026, Mr. Artikkhodjaev made a $250,000 investment in StageWise and in consideration of such investment was issued an additional 1,000,000 shares of Common Stock of StageWise for a total ownership of 4,000,000 shares of Common Stock. On July 17, 2026, Mr. Artikkhodjaev entered into an agreement with TEG Parent, pursuant to which he sold to TEG Parent 3,000,000 of his 4,000,000 shares of Common Stock, with TEG Parent also becoming a stockholder of STWI.

As described above, pursuant to the Agreement, StageWise issued new shares of its common stock to Tourism and Entertainment Group LLC and the Individual Seller in exchange for 99.99999012% of the issued and outstanding participatory interests of TEG SPV. Immediately following the Closing, (i) the 5,044,334 shares of StageWise common stock outstanding prior to the Closing remained outstanding and (ii) an aggregate of 183,098,434 common shares of StageWise were issued to Tourism and Entertainment Group LLC and Ms. Irodakhon Abduvakhitova. See Note 1 to the Pro Forma Financial Information for additional detail regarding these matters.

Because the former owners of TEG SPV obtained voting and operating control of the Combined Company, and because TEG’s historical operations are substantially larger than StageWise’s historical operations, the Transaction is accounted for as a reverse acquisition, with TEG treated as the accounting acquirer, in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(In thousands, except share and per share data)

	TEG SPV (Historical)	StageWise (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustment	Pro Forma Combined
ASSETS
Cash and cash equivalents	$883	$45	$(182)	B		$746
Accounts receivable, net	$4,441	-	-		-	$4,441
Notes receivable, net	$1,331	-	-		-	$1,331
Inventories	$337	-	-		-	$337
Due from related parties	$19,698	-	-		-	$19,698
Prepaid expenses and other current assets	$2,379	-	-		-	$2,379
Total current assets	$29,069	$45	$(182)		-	$28,932
Property and equipment, net	$95,468	-	-		-	$95,468
Intangible assets, net	-	$122	-		-	$122
Deferred income tax assets	$153	-	-		-	$153
Prepaid expenses, noncurrent	-	$8	-		-	$8
Total non-current assets	$95,621	$130	-		-	$95,751
TOTAL ASSETS	$124,690	$175	$(182)		-	$124,683

LIABILITIES
Accounts payable and other current liabilities	$3,457	-	-		-	$3,457
Due to related parties	$1,871	-	-		-	$1,871
Contract liabilities / deferred revenue	$2,622	-	-		-	$2,622
Income taxes payable	$4,462	-	-		-	$4,462
Other taxes payable	$872	-	-		-	$872
Current maturities of loans payable	$10,217	-	-		-	$10,217
Deposit for common stock	-	$45	-		-	$45
Total current liabilities	$23,501	$45	-		-	$23,546
Loans payable, net of current maturities	$15,289	-	-		-	$15,289
Loan from related party (StageWise)	-	-	-		-	-
Other non-current liabilities	$358	-	-		-	$358
Deferred income tax liabilities	$341	-	-		-	$341
Total non-current liabilities	$15,988	-	-		-	$15,988
TOTAL LIABILITIES	$39,489	$45	-		-	$39,534

SHAREHOLDERS’ EQUITY
Common stock	-	-	$188	D	-	$188
STWI Common stock	-	$4	$(4)	A	-	-
Contributed capital	$82,298		$(82,298)	D	-	-
Additional paid-in capital		$252	$(122)	A		$82,239
			$(1)	C
			$82,110	D
Retained earnings (accumulated deficit)	$1,802	$(126)	$126	A	-	$1,620
			$(182)	B
Accumulated other comprehensive income (currency translation adjustment)	$1,101	-	-		-	$1,101

Total shareholders’ equity	$85,201	$130	$(183)		-	$85,148
Non-controlling interest	-	-	$1	C		$1
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$124,690	$175	$(182)		-	$124,683

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income

For the Six Months Ended June 30, 2026

(in thousands, except share and per share data)

	TEG SPV (Historical)	StageWise (Historical)	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
Revenue	$17,375	$37	-		-		$17,412
Cost of sales	$10,706	-	-		-		$10,706
Gross profit	$6,669	$37	-		-		$6,706
Selling, general and administrative expenses	$1,942	$35	-		$903	I	$3,062
		-	$182	E	-
Provision for bad debts	$175	-	-		-		$175
Other operating expenses	$458	-	-		-		$458
Operating income (loss)	$4,094	$2	$(182)		$(903)		$3,011
Interest income	$2,391	-	-		-		$2,391
Interest expense	$(1,229)	-	-		-		$(1,229)
Other expenses, net	-	-	-		-		-
Net foreign currency gain	$(324)	-	-		-		$(324)
Income (loss) before income taxes	$4,932	$2	$(182)		$(903)		$3,849
Income tax expense	$(1,326)	-	-		-		$(1,326)
NET INCOME (LOSS)	$3,606	$2	$(182)		$(903)		$2,523
Less: Net income attributable to non-controlling interest	-	-	$0	F	-		$0
Net income attributable to common shareholders	$3,606	$2	$(182)		$(903)		$2,523

Earnings per share, basic and diluted		$0.00					$0.01
Weighted average shares outstanding, basic and diluted		4,044,334					188,142,768

Other comprehensive income — currency translation adjustment	$(219)	-	-		-		(219)
COMPREHENSIVE INCOME (LOSS)	$3,387	$2	$(182)		$(903)		$2,304

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(in thousands, except share and per share data)

	TEG SPV (Historical) Year Ended December 31, 2025	StageWise Historical Year Ended September 30, 2025	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
Revenue	$42,910	$95	-		-		$43,005
Cost of sales	$20,807	-	-		-		$20,807
Gross profit	$22,103	$95	-		-		$22,198
Selling, general and administrative expenses	$3,055	$170	-		$1,805	J	$5,212
	-	-	$182	H	-
Provision for bad debts	$369	-	-		-		$369
Other operating expenses	$1,232	-	-		-		$1,232
Operating income (loss)	$17,447	$(75)	$(182)		$(1,805)		$15,385
Interest income	$998	-	-		-		$998
Interest expense	$(2,928)	-	-		-		$(2,928)
Other expenses, net	$(1,086)	-	-		-		$(1,086)
Net foreign currency gain	$2,434	-	-		-		$2,434
Income (loss) before income taxes	$16,865	$(75)	$(182)		$(1,805)		$14,803
Income tax expense	$(2,501)	-	-		-		$(2,501)
NET INCOME (LOSS)	$14,364	$(75)	$(182)		$(1,805)		$12,302
Less: Net income attributable to non-controlling interest	-	-	$0	G	$(0)		$0
Net income attributable to common shareholders	$14,364	$(75)	$(182)		$(1,805)		$12,302

Earnings per share, basic and diluted		$(0.02)					$0.07
Weighted average shares outstanding, basic and diluted		4,818,083					188,142,768

Other comprehensive income — currency translation adjustment	$6,055	-	-		-		6,055
COMPREHENSIVE INCOME (LOSS)	$20,419	$(75)	$(182)		$(1,805)		$18,357

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation and Transaction Assumptions

The Pro Forma Financial Information has been prepared for illustrative purposes only, giving effect to the Transaction described above. On October 8, 2026 the share exchange agreement was executed, and the Closing occurred on October 13, 2026. Accordingly, the Pro Forma Financial Information reflects management’s assumptions regarding the structure and terms of the Transaction, including the following key assumptions:

The Transaction is given pro forma effect, as of June 30, 2026, for balance sheet purposes, as of January 1, 2026 for statement of operations purposes for the six-month period ended June 30, 2026, and as of January 1, 2025 for statement of operations purposes for the year ended December 31, 2025.

Non-recurring Transaction costs are reflected as Transaction Accounting Adjustments reducing cash and retained earnings in the pro forma balance sheet only, as such costs are not expected to have a continuing impact on the Combined Company.

Estimated incremental annual costs of operating as an autonomous, SEC-reporting public company are reflected as an Autonomous Entity Adjustment to the pro forma statement of operations for the year ended December 31, 2025, and as an Autonomous Entity Adjustment to the pro forma statement of operations for the six months ended June 30, 2026, in each case because the condition in Rule 11-02(a)(6)(i) of Regulation S-X is met and such costs are expected to have a continuing impact on the Combined Company.

TEG SPV’s interim financial information was available only for the six months ended June 30, 2026, while StageWise’s interim financial information, as reported in its Form 10-Q, covers the nine months ended June 30, 2026. StageWise’s historical statement of operations for the six months ended June 30, 2026 was derived by calculating the difference between the activity for the nine-months ended June 30, 2026 and the three months ended December 31, 2025.

TEG SPV’s audited financial information was only available for the year ended December 31, 2025 while StageWise’s audited financial information was only available for the year ended September 30, 2025. Because the fiscal year end dates are within one fiscal quarter of each other, no adjustments are needed to the financial information of TEG SPV in accordance with Rule 11-02(c)(3) of Regulation S-X. Upon the Closing of the Transaction, the fiscal year end changed to December 31. Accordingly, the pro forma financial statements were presented as if the change in fiscal year end had already taken effect.

Note 2. Accounting Treatment of the Transaction

For accounting purposes, the Transaction is treated as a reverse acquisition. Although StageWise is the legal acquirer, TEG SPV is treated as the accounting acquirer because, immediately following the Transaction, TEG SPV’s former owners held a substantial majority of the voting power of the Combined Company and to control its board of directors and senior management, and because TEG SPV’s historical operations are substantially larger in scale than StageWise’s historical operations in all relevant respects.

Because StageWise and TEG SPV were under common control, no goodwill or other intangible assets were recognized and assets acquired and liabilities assumed were transferred at the historical carrying amounts. TEG SPV’s historical financial statements became the historical financial statements of the Combined Company for all periods presented; therefore, TEG SPV is treated as the continuing reporting entity.

StageWise’s historical net assets as of the pro forma balance sheet date, and its historical accumulated deficit, are not carried forward by the Combined Company; rather, StageWise’s net assets are recorded at historical carrying value and combined with TEG SPV’s historical equity accounts, which are recapitalized into common stock and additional paid-in capital, as described in Note 3.

Note 3. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2026 reflect the following:

A.	Represents the elimination of StageWise’s outstanding equity of $126 thousand of accumulated deficit and $4 thousand of common stock, par value $0.001.

B.	Represents TEG SPV’s transaction costs not reflected in the historical financial statements of TEG SPV. Such costs of $182 thousand are inclusive of legal, advisory, printing, and other professional fees.

C.	Reflects the value of the 0.00000988% of the non-controlling interest in TEG SPV due to STWI’s acquisition of 99.99999012% of the outstanding equity of TEG SPV. Since the transaction was between entities under common control, the non-controlling interest is not initially recognized at fair value, but is instead recognized at book value.

D.	Recapitalization upon execution of the Share Exchange Agreement to reclass TEG SPV and STWI historical equity to additional-paid-in capital and present the par value of the shares issued. Includes shares of 5.04 million original shares and 183.10 million exchange shares.

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 reflect the following:

E.	Represents TEG SPV’s transaction costs not reflected in the historical financial statements of TEG SPV. Such costs of $182 thousand are inclusive of legal, advisory, printing, and other professional fees.

F.	Reflects the $0 thousand estimated value of the 0.00000988% non-controlling interest in the income of TEG SPV due to STWI’s acquisition of 99.99999012% of the outstanding equity of TEG SPV.

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 reflect the following:

G.	Reflects the $0 thousand value of the 0.00000988% non-controlling interest in the income of TEG SPV due to STWI’s acquisition of 99.99999012% of the outstanding equity of TEG SPV.

H.	Represents TEG SPV’s transaction costs not reflected in the historical financial statements of TEG SPV. Such costs of $182 thousand are inclusive of legal, advisory, printing, and other professional fees.

Note 4. Autonomous Entity Adjustment to the Statements of Operations and Comprehensive Income

Rule 11-02(a)(6)(ii) of Regulation S-X requires an Autonomous Entity Adjustment when the registrant was previously part of another entity and the pro forma financial statements should reflect the operations and financial position of the registrant as an autonomous entity. That condition is met here: prior to the Transaction, TEG SPV was a privately held, subsidiary of Tourism and Entertainment Group LLC, and its historical financial statements do not reflect the incremental costs of operating on a stand-alone basis as an SEC-reporting public company. Accordingly, the pro forma statements of operations present a separate Autonomous Entity Adjustment column.

The Autonomous Entity Adjustments reflect:

I.	As TEG SPV was previously part of another entity and an autonomous entity adjustment is necessary to reflect operations and financial position of the registrant as an autonomous entity for the six months ended June 30, 2026. Estimated costs include $588 thousand of accounting fees, $165 thousand for the Board of Directors costs, $65 thousand for insurance, $60 thousand for additional employees, and $25 thousand of legal expenses.

J.	As TEG SPV was previously part of another entity and an autonomous entity adjustment is necessary to reflect operations and financial position of the registrant as an autonomous entity for the year ended December 31, 2025. Estimated costs include $1.175 million of accounting fees, $330 thousand for the Board of Directors costs, $130 thousand for insurance, $120 thousand for additional employees, and $50 thousand of legal expenses.

These adjustments are factually supportable based on management’s estimates of the cost structure of comparable SEC-reporting companies of similar size and complexity and is expected to have a continuing impact on the Combined Company’s results of operations. No tax effect has been reflected on this adjustment because TEG SPV’s combined statutory tax rate is based on foreign (Uzbekistan) taxing jurisdictions in which these costs, which are expected to be incurred by the U.S. parent, are not expected to generate a corresponding tax benefit; management has accordingly assumed a full valuation allowance against any U.S. deferred tax asset that would otherwise arise.

No adjustment has been made to eliminate StageWise’s historical revenue and operating expenses from the pro forma statements of operations because, although StageWise is the legal acquirer, its historical operations did not cease upon completion of the Transaction for accounting purposes; rather, its historical results of operations for the periods presented are combined with those of TEG SPV in the same manner as the assets and liabilities of StageWise are combined in the pro forma balance sheet. No Management’s Adjustments for anticipated synergies have been presented, as none have been identified that meet the requirements of Rule 11-02(a)(7) of Regulation S-X.

Note 5. Net Income Per Share

Basic and diluted net income per share for the year ended December 31, 2025 is calculated by dividing pro forma net income of $12,302 by the 188,142,768 shares of Combined Company common stock issued and outstanding immediately following the Transaction, as if such shares had been outstanding for the entire period presented, consistent with the treatment of a reverse recapitalization, resulting in pro forma net income per share, basic and diluted, of $0.07. Pro forma basic and diluted net income per share for the interim period ended June 30, 2026 is calculated on the same basis, by dividing pro forma net income of $2,523 by the same 188,142,768 shares, resulting in pro forma net income per share, basic and diluted, of $0.01. Because this is pro forma financial information presented for illustrative purposes only, these per-share amounts should not be relied upon as indicative of a run-rate or annualized result. TEG SPV and STWI do not have any outstanding dilutive instruments. Accordingly, basic and diluted net income per share are the same for each period presented.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
	(in thousands, except share and per share data)
Pro forma net income(1) ($ in thousands)	$2,523	$12,302
Weighted average shares outstanding — basic and diluted	188,142,768	188,142,768
Net income per share — basic and diluted	$0.01	$0.07

(1)	Pro forma net income includes Transaction Accounting Adjustments and Autonomous Entity Adjustments as discussed in Notes 3 and 4, respectively.